         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") dated as of February 6, 2002, by and between SILVER CIRCLE MANAGEMENT CORP. ("Seller"), a Delaware corporation, having an address c/o Brentway Management LLC, 44 South Bayles Avenue, Port Washington, New York 11050, and CEDAR-RL, LLC ("Buyer"), a Delaware limited liability company, having an address c/o Cedar Bay Realty Advisors, Inc., 44 South Bayles Avenue, Port Washington, New York 11050.


                              W I T N E S S E T H:
                              - - - - - - - - - -

         A. WHEREAS, Seller is the owner of general partnership interests (the "Partnership Interests") in API Red Lion Shopping Center Associates, a New York limited partnership (the "Partnership"), as more particularly described on Schedule A annexed hereto and hereby made a part hereof.

         B. WHEREAS, the Partnership owns the real property described on Exhibit A annexed hereto and hereby made a part hereof.

         C. WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller a portion of the Partnership Interests as more particularly described on Schedule A (such portion, the "Conveyed Interests"), upon the terms and conditions and for the purchase price hereinafter set forth.


         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration set forth herein, the parties hereto agree as follows:

         SECTION 1.  Certain Definitions.

                  "Actions" mean any claims, actions, suits, proceedings or investigations, whether at law, in equity or in admiralty or before any court, arbitrator, arbitration panel or Governmental Authority.

                  "Acceptable Form" has the meaning set forth in Section 9.1.

                  "Actual Knowledge of Seller" has the meaning set forth in
Section 8.1

                  "Acknowledgment Agreement" has the meaning set forth in
Section 6.1.

                  "Affiliate" of a party means any Person which, directly or indirectly, controls, is controlled by or is under common control with, such party.

                  "ARC" has the meaning set forth in Section 6.1.

                  "ARC Agreement" has the meaning set forth in Section 6.1.

                  "Assignment and Assumption" has the meaning set forth in
Section 6.1(a).

                  "Best Buy Overpayment" has the meaning set forth in Section 8.1(l).

                  "Broker" has the meaning set forth in Section 11.

                  "Closing" has the meaning set forth in Section 5.

                  "Closing Date" means [____], as such date may be accelerated or adjourned pursuant to the written agreement of Buyer and Seller.

                  "Closing Payment" has the meaning set forth in Section 3(a).

                  "Court Order" means any judgment, decree, injunction, order, decision, directive, regulation or ruling of any Governmental Authority that is binding on any Person or its property under Law.

                  "Designated Individuals" has the meaning set forth in Section 8.1

                  "Employees" means Robert Egrie and Kenneth Egrie who are both currently employed by Seller to perform maintenance at the Property.

                  "Existing Partnership Agreement" means that certain Agreement of Limited Partnership of the Partnership, dated as of October 1, 1987, as amended by (i) that certain Amendment to Agreement of Limited Partnership of the Partnership, dated as of November 26, 1997, and (ii) that certain Second Amendment to Agreement of Limited Partnership, dated as of February 7, 2000.

                  "Governmental Authority" means any agency, instrumentality, department, commission, court, tribunal or board of any government, whether foreign or domestic and whether national, federal, state, municipal or local.

                  "Guaranty" has the meaning set forth in Section 6.1.

                  "Hazardous Substances" means, without limitation, (i) all substances which are designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. ss.1251 et seq.; (ii) any element, compound, mixture, solution, or substance which is designated pursuant to Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss.9601 et seq.; (iii) any hazardous waste having the characteristics which are identified under or listed pursuant to
Section 3001 of the Resource Conservation and Recovery Act ("RCRA"), ss.6901 et seq.; (iv) any toxic pollutant listed under Section 307(a) of the FWPCA; (v) any hazardous air pollutant which is listed under Section 112 of the Clean Air Act, 42 U.S.C. ss.7401 et seq.; (vi) any imminently hazardous chemical substance or mixture with respect to which action has been taken pursuant to Section 7 of the Toxic Substance Control Act, 15 U.S.C. ss.2601 et seq.; and (vii) petroleum, petroleum products, petroleum by-products, petroleum decomposition by-products, and waste oil; (viii) "hazardous materials" within the meaning of the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1802 et seq., (ix) any hazardous substance or material identified or regulated by or under any applicable provisions of the laws of the State of Pennsylvania; (x) asbestos or any asbestos containing materials; (xi) any radioactive material or substance; (xii) all toxic wastes, hazardous wastes and hazardous substances as defined by, used in, controlled by or subject to all implementing regulations adopted and publications promulgated pursuant to the foregoing statutes; and (xiii)any other hazardous or toxic substance or pollutant identified in or regulated under any other applicable federal, state or local Laws.

                  "Improvements" means the buildings, improvements, structures and fixtures located upon the Land.

                  "Land" means that certain parcel of real property commonly known as Red Lion Shopping Center, Philadelphia, Pennsylvania, as more particularly described on Exhibit A annexed hereto and hereby made a part hereof.

                  "Laws" mean laws, statutes, rules, regulations, codes, orders, ordinances, judgments, injunctions, decrees and policies of any Governmental Authority.

                  "Leasing Reserve" has the meaning set forth in Section 7.1.

                  "Lender" means Salomon Brothers Realty Corp., and its Affiliates, successors and assigns.

                  "Liabilities" mean debts, liabilities, obligations, guarantees, indemnities, duties and responsibilities of any kind and description, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown or matured or unmatured, or of any other nature.

                  "Licenses" means licenses, franchises, permits, certificates, certificates of occupancy, easements, rights and other authorizations issued by a Governmental Authority or any other Person.

                  "Loan Documents" means the documents executed and delivered to Lender in connection with the Mortgage.

                  "Major Leases" has the meaning set forth in Section 9.1.

                  "Master Lease" has the meaning set forth in Section 6.1.

                  "Mortgage" means that certain Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of February 8, 2000, made by the Partnership to Lender.

                  "Non-Permitted Encumbrances" has the meaning set forth in
Section 4.

                  "Note" has the meaning set forth in Section 3(b).

                  "Operating Agreements" mean any all reciprocal easement agreements, development agreements, concession agreements, operating agreements, service agreements, maintenance agreements, supply agreements, and any other contracts and agreements affecting the Land and the Improvements.

                  "Owner's Policy" has the meaning set forth in Section 4.

                  "Permitted Encumbrances" has the meaning set forth in Section 4(b).

                  "Person" means any natural person, corporation, business trust, joint venture, association, company, limited liability entity, firm, partnership, or other entity or government or Governmental Authority.

                  "Pledge" has the meaning set forth in Section 3.1.

                  "Property" means: (a) the Land, (b) the Improvements, (c) all easements, rights of way, privileges, appurtenances, strips, gores and other rights pertaining to the Land and the Improvements, if any, including, without limitation, development rights, and all income therefrom, (d) any land in the bed of any street, road, avenue, open or proposed, public or private, in front of or adjoining the Land or any portion thereof, to the center line thereof, and any award to be made in lieu thereof and in and to any unpaid award for damage to the Land and the Building by reasons of change of grade of any street occurring after the date of execution and delivery of this Agreement, (e) all Tenant Leases, (f) all Operating Agreements, (g) any Licenses required or used in or relating to the ownership, use, maintenance, occupancy or operation of any part of the Property.

                  "Purchase Price" has the meaning set forth in Section 3.

                  "Rent Roll" has the meaning set forth in Section 8.1.

                  "Restated Partnership Agreement" has the meaning set forth in
Section 6.1.

                  "Rodin" has the meaning set forth in Section 8.1.

                  "Silver Circle Pledge" has the meaning set forth in Section
6.1.

                  "Sports Authority Claim" has the meaning set forth in Section 8.1.

                  "Survey" means that certain survey, prepared by Barry Slepion for the Fourth Survey District, dated as of December 12, 2001.

                  "Tenant Leases" mean all leases, subleases, lettings, and licenses affecting the Property.

                  "Tenants" mean the tenants, subtenants, licensees, and other parties under Tenant Leases.

                  "Title Company" has the meaning set forth in Section 4.

                  "Title Commitment" has the meaning set forth in Section 4(c).

                  "Ullman" means Leo S. Ullman, an individual.

         SECTION 2. Purchase and Sale. Based upon and subject to the terms, agreements, warranties, representations and conditions of this Agreement, Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer on the Closing Date, and Buyer hereby agrees to buy and accept on the Closing Date, the Conveyed Interests.

         SECTION 3. Purchase Price. The total consideration (the "Purchase Price") to be paid by Buyer for the Conveyed Interests shall be the sum of One Million One Hundred Eighty Two Thousand Eight Hundred Fifty Seven Dollars ($1,182,857.00) Dollars, payable by Buyer as follows:

                  (a) Two Hundred Ninety Five Thousand Seven Hundred Fourteen Dollars and 25/100 ($295,714.25) Dollars (the "Closing Payment"), at the Closing, by wire transfer of immediately available federal funds, to an account designated in writing by Seller to Buyer not less than three (3) business days prior to the Closing Date;

                  (b) The balance of the Purchase Price, in the amount of Eight Hundred Eighty Seven Thousand One Hundred Forty Two and 75/100 ($887,142.75) Dollars, as same may be adjusted pursuant to the terms of this Agreement, by Buyer executing, acknowledging, and delivering to Seller at the Closing, a promissory note (the "Note"), in the form annexed hereto as Exhibit B and a pledge of partnership interests (the "Pledge"), as security for the Note, in the form annexed hereto as Exhibit C.

         SECTION 4.  Title Matters.

                  (a) As a condition to Buyer's obligation to close hereunder, the Partnership shall have good, marketable, insurable title to the Property, subject only to the Permitted Encumbrances as reflected by an ALTA owner's title insurance policy (the "Owner's Policy") issued by Commonwealth Land Title Insurance Company (the "Title Company"), insuring the title of the Partnership in the Property, in the standard form issued by the Title Company in the Commonwealth of Pennsylvania, dated on or about the Closing Date, without exception or reservations of any kind, including, without limitation, the standard pre-printed exceptions to the title policy, other than the Permitted Encumbrances (any such other exceptions or reservations, the "Non-Permitted Encumbrances").

                  (b) The term "Permitted Encumbrances" as used in this Agreement shall mean:


                                    1. any state of facts shown on the Survey;

                                    2. those matters specifically set forth on
Exhibit D annexed hereto and hereby made a part hereof;

                                    3. all laws, ordinances, rules and
regulations of the United States, the State of Pennsylvania or any Governmental Authority, as the same may now exist or may be hereafter modified, supplemented or promulgated, provided same to not prohibit the use of the Property as a shopping-center;

                                    4. all presently existing and future liens
of real estate taxes or assessments and water rates, water meter charges, water frontage charges and sewer taxes, rents and charges, if any, provided that such items are not yet due and payable;

                                    5. all violations of Laws applicable to the
Property whether or not noted in the records of or issued by, any Governmental Authority, existing on the Closing Date;

                                    6. such matters as the Title Company shall
be willing to omit as exceptions to coverage with respect to the Owner's Policy issued by the Title Company on the Closing Date;

                                    7. the Tenant Leases; and

                                    8. the Operating Agreements.

                  (c) If Buyer's commitment for a fee title policy (the "Title Commitment") discloses judgments, bankruptcies or other returns against other Persons having names the same as or similar to that of the Partnership or Seller, on the request of Buyer, Seller shall, and shall cause the Partnership to, deliver to Buyer and the Title Company affidavits showing that such judgments, bankruptcies or other returns are not against the Partnership or Seller, as applicable. Seller shall cause the Partnership to deliver any customary affidavits required by the Title Company to eliminate exceptions other than the Permitted Encumbrances appearing in the Title Commitment.

                  (d) At the Closing, Seller shall, and shall cause the Partnership to, deliver to each of Buyer and the Title Company an affidavit and/or indemnity (i) with respect to mechanic's liens certifying that there are no unpaid bills for services rendered or materials furnished to the Property, and (ii) sufficient to allow the Title Company to issue to Buyer, a "Fairway Endorsement" and a "Non-Imputation Endorsement", as applicable, in connection with the Owner's Policy insuring the title of the Partnership in the Property, provided that no such affidavit shall require that Seller have assets other than its interest in the Partnership and further provided that any indemnity shall be limited in accordance with Section 11(c) hereof.

         SECTION 5. Closing. The closing (the "Closing") of the sale and purchase contemplated herein shall occur on the Closing Date, by mail using escrow arrangements reasonably satisfactory to Seller and Buyer.

         SECTION 6.  Closing Deliveries and Closing Costs.

         6.1 Seller Deliveries. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following items:

             (a) the Assignment and Assumption of Partnership Interests (the "Assignment and Assumption"), duly executed and delivered by Seller, in the forms of Exhibit E annexed hereto and hereby made a part hereof.

             (b) all Consents and Licenses required in connection with the execution and delivery of this Agreement.

             (c) good and marketable title to the Conveyed Interests, free and clear of all liens (other than liens created pursuant to the Loan Documents) and an affidavit and/or indemnity sufficient to allow the Title Company to issue to Buyer, a "Fairway Endorsement" and a "Non-Imputation Endorsement", as applicable, in connection with the Owner's Policy, subject to the limitations set forth in Section 4(d) above.

             (d) evidence reasonably satisfactory to Buyer and the Title Company respecting the due organization of Seller and the due authorization and execution by Seller of this Agreement and the documents required to be delivered hereunder.

             (e) a statement or agreement signed by a duly authorized officer, employee or agent of Lender (the "Acknowledgment Agreement"), dated no more than thirty (30) days before the Closing: (i) stating the amount of the unpaid principal of the loan secured by the Mortgage, the date to which interest has been paid and the amounts, if any claimed to be unpaid for principal and interest, and itemizing the same, (ii) stating the nature and itemized balances (as of the Closing Date) of all escrows and reserves (the "Reserves") held by Lender in connection with the Loan Documents, (iii) certifying that no defaults exist under the monthly payment provisions of the Loan Documents, and (iv) consenting to the transactions contemplated by this Agreement.

             (f) a duly executed and delivered Amended and Restated Partnership Agreement (the "Restated Partnership Agreement"), duly executed and delivered by Seller, in the form of Exhibit F annexed hereto and hereby made a part hereof, effective as of the Closing Date.

             (g) a guaranty (the "Guaranty"), duly executed and delivered by Seller, in the form of Exhibit G annexed hereto and hereby made a part hereof, effective as of the Closing Date. The parties acknowledge that, pursuant to the terms and conditions of that certain Purchase and Sale Agreement (the "ARC Agreement"), between Seller and Ullman, collectively, as seller, and Philadelphia ARC-Cedar, LLC ("ARC"), as purchaser, Seller is also obligated to deliver the Guaranty. In the event the closing under the ARC Agreement occurs prior to, or simultaneously with, the Closing (and Seller, pursuant to that closing, has already delivered, or is delivering, simultaneously herewith, the Guaranty), Seller shall not be required to deliver the Guaranty in connection with the Closing.

             (h) a Master Lease (the "Master Lease"), duly executed and delivered by the Partnership, as landlord, and Seller, as tenant, in the form of Exhibit H annexed hereto and hereby made a part hereof, effective as of the Closing Date. The parties acknowledge that, pursuant to the terms of the ARC Agreement, Seller is also obligated to deliver the Master Lease. In the event the closing under the ARC Agreement occurs prior to, or simultaneously with, the Closing (and Seller, pursuant to that closing, has already delivered, or is delivering, simultaneously herewith, the Master Lease), Seller shall not be required to deliver the Master Lease in connection with the Closing.

             (i) an Agreement regarding Master Lease (the "Side Letter"), duly executed and delivered by the Partnership and Seller, in the form of Exhibit H-1 annexed hereto and hereby made a part hereof, effective as of the Closing Date. The parties acknowledge that, pursuant to the terms of the ARC Agreement, Seller is also obligated to deliver the Side Letter. In the event the closing under the ARC Agreement occurs prior to, or simultaneously with, the Closing (and Seller, pursuant to that closing, has already delivered, or is delivering, simultaneously herewith, the Side Letter), Seller shall not be required to deliver the Side Letter in connection with the Closing.

                  (i) Subject to the approval of the Lender, a pledge (the "Silver Circle Pledge"), duly executed and delivered by Seller, in the form of
Exhibit I annexed hereto and hereby made a part hereof. The parties acknowledge that, pursuant to the terms and conditions of the ARC Agreement, Seller is also obligated to deliver the Silver Circle Pledge. In the event the closing under the ARC Agreement occurs prior to, or simultaneously with, the Closing (and Seller, pursuant to that closing, has already delivered, or is delivering, simultaneously herewith, the Silver Circle Pledge), Seller shall not be required to deliver the Silver Circle Pledge in connection with the Closing.

                  (j) such other documents required by the terms of this Agreement or as may otherwise be reasonably necessary to consummate the transactions contemplated under this Agreement, taking into account the terms and conditions of this Agreement.

         6.2 Buyer Deliveries. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following items executed and acknowledged by Buyer, as appropriate:

                  (a) the Closing Payment, to be made in accordance with Section 3 above.

                  (b) the Assignment and Assumptions, duly executed and delivered by Buyer.

                  (c) the Note, duly executed and delivered by Buyer;

                  (d) the Pledge, duly executed and delivered by Buyer, together with such UCC-1 financing statements, duly executed and delivered by Buyer, as Seller may reasonably require, in order to perfect the security interest created by the Pledge;

                  (e) the Restated Partnership Agreement, duly executed and delivered by Buyer and ARC;

                  (f) the Indemnity Agreement, in the form annexed hereto as Exhibit J, duly executed and delivered by Buyer; and

                  (g) such other documents as may be required under the terms of this Agreement or as may otherwise be reasonably necessary to consummate the transactions contemplated under this Agreement, taking into account the terms and conditions of this Agreement.

         6.3 Closing Costs. At the Closing, Seller shall pay the cost of all transfer taxes, if any, including transfer taxes of the Commonwealth of Pennsylvania and of the county in which the Property is located, payable in connection with the transaction contemplated hereby. Seller shall pay (a) the title insurance premium for the Owner's Policy, and (b) the costs of the Survey. Buyer shall pay (a) the cost of any endorsements to the Owner's Policy required or requested by Buyer, and (b) all fees, costs or expenses in connection with Buyer's due diligence reviews hereunder. Except as expressly provided in the indemnities set forth in this Agreement, Seller and Buyer shall pay their respective legal, consulting, and other professional fees and expenses incurred in connection with this Agreement and the transaction contemplated hereby and their respective shares of prorations as hereinafter provided.

         SECTION 7.  Use of Reserves/Closing Adjustments.

         7.1      Reserves

                  Pursuant to Section 8.1(g) hereof, Seller has made a representation that the amount of Reserves held by Lender are set forth on Exhibit K annexed hereto and hereby made a part hereof. Buyer acknowledges and agrees that, to the extent Seller incurs expenses in connection with subleasing the space demised by the Master Lease or performing tenant improvements in connection with any such subleases, Seller shall, subject to Lender's approval, be permitted to utilize, in connection with any such expenses, the balance existing, as of the Closing Date, in that certain Reserve identified on Exhibit K as the "Leasing/TI Reserve" (the "Leasing Reserve"). Buyer agrees that it shall, upon notice from Seller (and without obligation to incur cost or expense), attempt to facilitate with Lender the disbursement of such funds from the Leasing Reserve.

         7.2      Special Adjustments.

                  (a) At the Closing, Buyer shall reimburse Seller, or Seller shall deliver or allow Buyer a credit against the Purchase Price, as appropriate, in accordance with the various adjustments described on Exhibit L annexed hereto and hereby made a part hereof.

                  (b) Errors or omissions in computing adjustments at Closing shall be promptly corrected and the proper party reimbursed.

         SECTION 8.  Representations, Warranties and Covenants.

         8.1 Representations, Warranties and Covenants of Seller. Seller hereby represents and warrants to Buyer that, as of the date hereof:

                  (a) The Partnership is a limited partnership, duly organized, validly existing and in good-standing under the laws of the State of New York. The Partnership has all requisite power and authority to own, lease, and operate its assets and property and to conduct its business as now being conducted.

                  (b) Seller is a corporation, duly organized, validly existing and in good-standing under the laws of the State of Delaware, and has full power and authority to own and operate its properties and assets and to conduct its business as now being conducted.

                  (c) The Partnership engages in no business other than the ownership, maintenance and operation of the Property and has no direct or indirect ownership interests in any other Person and neither owns, leases nor has any tangible property other than the Property. The Partnership has not qualified to do business in any jurisdiction other than Pennsylvania and the character of the properties and assets owned by or leased to the Partnership and the nature of the business transacted by the Partnership does not require that the Partnership qualifies to do business in any jurisdiction other than Pennsylvania.

                  (d) Seller owns the Partnership Interests (including subscriptions and other rights to purchase or acquire any partnership interest of the Partnership). Seller has not sold, conveyed, transferred, given, pledged, mortgaged or otherwise disposed of, encumbered or granted in any manner all or any portion of the Conveyed Interests (other than in connection with the Loan Documents); there are no outstanding warrants, options, rights, agreements, calls or other commitments to which Seller is a party relating to or providing for the sale, conveyance, transfer, gift, pledge, mortgage or other disposition, encumbrance or granting of, or permitting any Person to acquire all or any portion of the Conveyed Interests (other than as contained in the Loan Documents); Seller owns the Conveyed Interests free and clear of any liens (other than as created by the Loan Documents), and, subject to the receipt of Lender's consent, has the absolute right, power and capacity to sell, assign, convey, transfer and deliver the Conveyed Interests as contemplated by this Agreement, free and clear of any liens (other than as created by the Loan Documents); Seller (subject to Lender's consent) has the full and unrestricted right, power and authority to admit (or to cause the Partnership to admit) Buyer as a partner of the Partnership pursuant to all the terms and conditions of the Existing Partnership Agreement.

                  (e) Annexed hereto as Exhibit M is a true and complete copy of
(a) the Existing Partnership Agreement, and (b) the existing certificate of Limited Partnership of the Partnership. To the best Actual Knowledge of Seller, the same are in full force and effect and have not been modified, supplemented or amended, and there will be no amendments thereto prior to the Closing Date. Seller has the full power and authority to enter into this Agreement and, subject to Lender's consent, to carry out the transactions contemplated hereby and the execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary action. The sale of the Conveyed Interests by Seller to Buyer, the execution and delivery of this Agreement, the fulfillment of the terms set forth in this Agreement and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or constitute a default under the Existing Partnership Agreement, or a default under any Operating Agreement by which Seller or the Partnership is bound or to which the Property is subject, or would be a violation of any Laws or Court Orders applicable to Seller, the Partnership or the Property or (ii) require the consent of any other Person under any Operating Agreement by which the Partnership or any partner is bound or to which the Property is subject. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable law affecting creditors' rights generally and principles of equity, whether considered in a proceeding at law or in equity. Neither Seller nor the Partnership, require any consent, approval, authorization or order of, or declaration, filing or registration with, any Governmental Authority or Person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than the consent of Lender.

                  (f) To the best Actual Knowledge of Seller, the Partnership has paid all Taxes due or assessed against it or the Property and has duly filed all Federal, State and local franchise, income and other tax returns required to be filed by it prior to the date hereof, has filed all franchise, income and other tax returns required (or which will be required) to be filed by it in respect of the fiscal year ending December 31, 2000, and all Taxes due (whether or not reflected on such returns) with respect to the periods covered thereby have been paid. To the best Actual Knowledge of Seller: (i) neither Seller nor the Partnership has received from any authority any written notice of underpayment of any Taxes by the Partnership, (ii) no Actions relating to the tax liability of the Partnership, or Seller, is pending, (iii) the institution of any such Action is not contemplated by any authority, and (iv) neither Seller nor the Partnership has waived restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations with respect to taxation of the Partnership.

                  (g) To the best Actual Knowledge of Seller, except for the
Mortgage: (i) there are no deeds of trust and/or mortgages on the Property, and
(ii) the Partnership has not consented to the placement of any mortgages or deeds of trust on the Property. To the best Actual Knowledge of Seller, neither Seller nor the Partnership has received any written notice or other communication claiming that a default exists under the Loan or any mortgages presently affecting the Property, or any part thereof. To the best Actual Knowledge of Seller, Lender presently holds Reserves in the amounts set forth on Exhibit K annexed hereto. Seller is not in default in any of its obligations under the Loan Documents and has no outstanding liabilities or obligations thereunder.

                  (h) To the best Actual Knowledge of Seller, other than with respect to the Sports Authority Claim, neither Seller nor the Partnership has received written notice of any Actions (whether or not purportedly on behalf of the Partnership) pending or threatened against or affecting the Partnership which are not otherwise covered by insurance.

                  (i) Seller is not a party to, and to the best Actual Knowledge of Seller, is not subject to or bound by, any Court Order or Operating Agreement that could prevent the performance of all or any of the terms of this Agreement.

                  (j) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has taken all necessary actions to authorize and approve the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby. Provided Seller shall have received the consent of Lender to the transactions contemplated by this Agreement, the fulfillment of the terms set forth in this Agreement and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or constitute a default under any agreement by which Seller is bound or to which the Property is subject, including, without limitation, the Mortgage, or a violation of any Laws or Court Orders applicable to Seller, the Partnership, or the Property.

                  (k) The Partnership is the owner of the Property. The Land and Improvements are free of any liens and encumbrances other than the Permitted Encumbrances.

                  (l) All of the Tenant Leases to which either the Partnership is a party (by assignment or otherwise) or is bound in existence on the date hereof have been delivered or made available to Buyer. The copies of the Tenant Leases that have been delivered or made available by Seller to Buyer are true, correct and complete. Exhibit N annexed hereto and hereby made a part hereof sets forth a list of all Tenant Leases to which either the Partnership is a party or is bound, and is true, complete and correct in all material respects. Except as set forth on Exhibit N, the Tenant Leases are in full force and effect. To the best actual knowledge of Seller, there are no parties in possession of the Property, except the Tenants and any subtenants disclosed in Exhibit N. Except as set forth in Exhibit N, all tenant improvements required under the Tenant Leases to be completed by the date hereof by the landlord thereunder have been completed and all tenant allowances required under the Tenant Leases to be paid in full as of the date hereof have been paid in full. Except as set forth on Exhibit N and other than the Sports Authority Claim, to the best actual knowledge of Seller, there is no material uncured default under any Tenant Leases and the Partnership has not received from any Tenant any written notice claiming any default by the landlord under its Tenant Lease which default remains uncured. Neither the Partnership nor Seller has received notice of any defense to, offsets, claims or disputes against rental payable or obligations under any Tenant Lease other than the Best Buy Overpayment. To the best actual knowledge of Seller, no guarantor of any Tenant Lease has been released or discharged, voluntarily (involuntarily, or by operation of law) from any obligation related to such Tenant Lease except in accordance with the terms of such Tenant Lease. For purposes of this Agreement (i) the term, the "Sports Authority Claim" shall mean that certain claim made by The Sports Authority, Inc, relating to alleged errors made the Partnership in the calculation of additional rent under the Lease, as more particularly described on Exhibit N annexed hereto, and (ii) the term, the "Best Buy Overpayment" shall mean the overpayments in rent, in the amount of $0.50 per square foot per year, which Best Buy Stores, L.P. has been paying to the Partnership during the period beginning upon the opening for business at the Property of the store operated by Staples, Inc. and continuing through and including the Closing Date (but not any overpayments made by Best Buy Stores, L.P. after the Closing Date). Seller shall indemnify and hold Buyer harmless, and defend Buyer from and against any claim, loss, damage, liability, cost and expense suffered by Buyer in connection with
(i) the Sports Authority Claim, and (ii) any future claims made with respect to the Best Buy Overpayment.

                  (m) Annexed hereto as Exhibit O is a rent roll and security deposit schedule (the "Rent Roll") for all Tenant Leases in effect as of the date hereof. The Rent Roll is true, complete and correct in all material respects.

                  (n) All of the Operating Agreements to which either the Partnership is a party (by assignment or otherwise) or is bound in existence on the date hereof have been delivered or made available to Buyer. The copies of the Operating Agreements that have been delivered or made available by the Partnership to Buyer are true, correct and complete. Exhibit P annexed hereto and hereby made a part hereof sets forth a list of all Operating Agreements to which either the Partnership is a party or is bound, and is true, complete and correct in all material respects. Except as set forth on Exhibit P, the Operating Agreements are in full force and effect. Except as set forth on Exhibit P, to the best actual knowledge of Seller, no material uncured default exists under any Operating Agreement.

                  (o) There are no unpaid brokerage commissions due or, with the passage of time or the occurrence of an event, to be due, in connection with the current term of any Tenant Lease entered into by the Partnership, other than commissions due to Rodin Commercial Management Incorporated ("Rodin"), in the amounts and with respect to the Tenant Leases described on Exhibit Q annexed hereto and hereby made a part hereof. As contemplated by Section 9.2 hereof, Seller shall remain responsible for the payment of all such commissions to Rodin.

                  (p) The Employees are the only employees of the Partnership, at the Property or otherwise. There are no union or employment contracts or agreements (written or oral) affecting the Property (including, without limitation, any such agreement relating to the Employees' employment at the Property).

                  (q) To the best Actual Knowledge of Seller, except for the
Mortgage: (i) there are no deeds of trust and/or mortgages on the Property, and
(ii) Seller has not consented to the placement of any mortgages or deeds of trust on the Property. The copies of the Mortgage that have been delivered or made available by Seller to Buyer are true, correct and complete, and have not been modified or amended. Seller has not received any written notice or other communication claiming that a default exists under the Mortgage and, to the best Actual Knowledge of Seller, no default exists under the Mortgage.

                  (r) To the best Actual Knowledge of Seller, the only consent needed by Seller in connection with the consummation of the transactions contemplated by this Agreement, is the consent of Lender.

                  (s) To the best Actual Knowledge of Seller, the Property is in material compliance with all applicable Laws.

                      "Actual Knowledge of Seller" shall mean only the actual knowledge of Ullman and/or Brenda Walker (the "Designated Individuals"), and shall not be construed to impose upon the Designated Individuals any duty to investigate the matter to which such Actual Knowledge, or the absence thereof, pertains. Seller represents that the Designated Individuals are those individuals who are most knowledgeable about the Property.

         8.2 GENERAL DISCLAIMER. THE SALE OF THE CONVEYED INTERESTS HEREUNDER IS AND WILL BE MADE ON AN "AS IS" ,"WHERE IS," AND "WITH ALL FAULTS" BASIS, AND EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY CONCERNING TITLE TO THE CONVEYED INTERESTS OR THE PROPERTY, THE PHYSICAL CONDITION OF THE PROPERTY, THE ENVIRONMENTAL CONDITION OF THE PROPERTY (INCLUDING THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES ON OR AFFECTING THE PROPERTY), THE COMPLIANCE OF THE PROPERTY WITH APPLICABLE LAWS AND REGULATIONS (INCLUDING ZONING AND BUILDING CODES OR THE STATUS OF DEVELOPMENT OR USE RIGHTS RESPECTING THE PROPERTY), THE FINANCIAL CONDITION OF THE PARTNERSHIP OR THE PROPERTY, OR ANY OTHER REPRESENTATION OR WARRANTY RESPECTING ANY INCOME, EXPENSES, CHARGES, LIENS OR ENCUMBRANCES, RIGHTS OR CLAIMS ON, AFFECTING OR PERTAINING TO THE CONVEYED INTERESTS, THE PARTNERSHIP, OR THE PROPERTY OR ANY PART THEREOF. EXCEPT AS TO MATTERS SPECIFICALLY SET FORTH IN THIS AGREEMENT, BUYER WILL ACQUIRE THE CONVEYED INTERESTS SOLELY ON THE BASIS OF ITS OWN PHYSICAL AND FINANCIAL EXAMINATIONS, REVIEWS AND INSPECTIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER'S POLICY (IN THE EVENT BUYER ELECTS TO PURCHASE SAME).

         8.3      Representations, Warranties and Covenants of Buyer.

                  (a) Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted.

                  (b) Buyer has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and the execution, delivery and performance of this Agreement by Buyer has been duly authorized by all necessary action. The purchase of the Conveyed Interests by Buyer from Seller, the execution and delivery of this Agreement, the fulfillment of the terms set forth in this Agreement and the consummation of the transactions contemplated by this Agreement will not conflict with or constitute a default under the organizational documents of Buyer, or a default under any contract by which Buyer is bound, or would be a violation of any Laws or Court Orders applicable to Buyer. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer does not require any consent, approval, authorization or order of, or declaration, filing or registration with, any Governmental Authority or Person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 9.  Conditions To Closing and Post-Closing Matters.

         9.1 Conditions of Buyer's Obligation to Close. (a) The obligations of Buyer to consummate the transactions contemplated by this Agreement are, at the option of Buyer, subject to the condition set forth below, which condition may be waived by Buyer without releasing or waiving of its rights hereunder:

                           (i) Buyer shall, at its sole cost and expense, have
obtained a "fairness opinion", issued by Robert A. Stanger & Company, in form and substance satisfactory to Buyer, in the exercise of its sole discretion, indicating that the transaction contemplated by this Agreement is fair, from a financial point of view.

                           (ii) Buyer shall, at its sole cost and expense, have
obtained an appraisal of the Property prepared by St. Johns Realty Associates evidencing that the fair market value of the Conveyed Interests is at least equal to the Purchase Price.

                           (iii) Seller shall cause the Partnership to deliver
to Buyer, a duly executed and delivered Estoppel Certificate, substantially in the form of Exhibit R annexed hereto and hereby made a part hereof (such form, "Acceptable Form"), from all Tenants under those Tenant Leases demising more than Five Thousand (5,000) net rentable square feet of space in the Improvements (the "Major Leases"). To the extent the Major Leases do not, in the aggregate, demise at least eighty-five (85%) of the total net, rentable square footage in the Improvements, Seller shall cause the Partnership to deliver Estoppel Certificates from a sufficient number of additional Tenants so that Estoppel Certificates shall have been received with respect to at least eighty-five (85%) of the total net, rentable square footage in the Improvements. Any reference made in an Estoppel Certificate received from The Sports Authority, Inc. to the Sports Authority Claim shall not, in and of itself, prevent such Estoppel Certificate from being deemed to be in Acceptable Form.

                  (b) In the event that any condition contained in this Section
9.1 is not satisfied, Buyer shall have as its sole remedy hereunder the right to
(i) waive such unsatisfied condition whereupon the transactions contemplated by this Agreement shall be consummated as provided in this Agreement, or (ii) terminate this Agreement, by notice to Seller. Upon the giving of such termination notice, this Agreement shall terminate and, except as otherwise set forth herein, neither party to this Agreement shall have any further rights or obligations hereunder.

                  9.2 Seller's Ongoing Obligation. (a) Seller acknowledges that, as more particularly set forth in the Restated Partnership Agreement, Seller shall be obligated to contribute to the Partnership all amounts necessary to pay all Business Privilege Tax and Net Profits Tax to which the Partnership is subject.

         (b) Seller acknowledges that, as more particularly set forth in the Master Lease, Seller has ongoing obligations under the Master Lease, in its capacity as tenant thereunder.

         (c) Seller acknowledges that, as more particularly set forth in the Guaranty, Seller has ongoing obligations under the Guaranty, in its capacity as guarantor thereunder.

         (d) Seller acknowledges that, pursuant to the terms of the form of Acknowledgment Agreement which Lender has agreed to deliver, Lender has required that Purchaser assume all past (to the extent unsatisfied), present and future liabilities, terms, provisions, covenants and obligations of Seller (in its capacity as the general partner of the Partnership) under the Loan Documents. Accordingly, Seller hereby agrees to defend, indemnify and hold harmless Seller from and against any and all costs, liabilities, claims, damages and expenses (to the extent same relate to matters occurring or accruing prior the Closing), including, without limitation, reasonable attorneys' fees and disbursements, incurred by Purchaser as a result of Purchaser's assumption of Seller's liabilities, terms, provisions, covenants and obligations under the Loan Documents.

                  9.3 Buyer's Assumed Responsibilities. (a) Without limiting the generality of any other provision of this Agreement, from and after the Closing Date, Buyer specifically assumes the obligation to cause the Partnership to pay when due those brokerage commissions referenced on Exhibit Q.

                  (b) Buyer agrees that, from and after the Closing, for such time as Buyer, in its sole discretion, elects, it shall cause the Partnership to retain the Employees to act in the capacity in which they currently serves.

         SECTION 10. NOTICES. All notices, requests or other communications which may be or are required to be given, served or sent by either party hereto to the other shall be deemed to have been properly given, if in writing and, unless otherwise specified herein, and (a) upon delivery, if delivered in person or by facsimile transmission with receipt thereof confirmed by printed facsimile acknowledgment, (b) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three
(3) Business Days after having been deposited in any post office or mail depository regularly maintained by the United States Postal Office and sent by registered or certified mail, postage paid, return receipt requested, and in each case, addressed as follows:


                           To Seller:
                           ---------

                           c/o Brentway Management LLC
                           44 South Bayles Avenue
                           Port Washington, New York 11050
                           Facsimile:       516/767-6497
                           Telephone:       516/883-5577

                           With a Copy To:
                           --------------

                           Nikolaus & Hohenadel, LLP
                           212 North Queen Street
                           Lancaster, Pennsylvania 17603
                           Attention:       Richard Greiner, Esq.
                           Facsimile:       717/299-1811
                           Telephone:       717/299-3726



                           To Buyer:
                           --------

                           c/o Cedar Bay Realty Advisors, Inc.
                           44 South Bayles Avenue
                           Port Washington, New York 11050
                           Attention:       Ms. Brenda Walker
                           Facsimile:       516/767-6497
                           Telephone:       516/883-5577


                           With a Copy To:
                           --------------

                           Stroock & Stroock & Lavan LLP
                           180 Maiden Lane
                           New York, New York 10038
                           Attention:       Peter A. Miller
                           Facsimile:       212/806-6006
                           Telephone:       212/806-5466

         SECTION 11. MISCELLANEOUS (a) Buyer and Seller each warrant and represent to the other that SKR Management Corp. (the "Broker") is the sole broker involved in the negotiation and consummation of this transaction. Buyer and Seller each agree to indemnify and hold the other harmless, and defend the other from and against any claim, loss, damage, liability, cost and expense (including, without limitation, reasonable attorneys' fees) resulting from the claims of any other broker that shall involve a breach of the foregoing warranty and representation. Seller agrees to pay the commission of the Broker pursuant to a separate agreement.

                  (b) This Agreement shall be construed and enforced in accordance with the laws of the State of Pennsylvania, without giving effect to principles of conflicts of law.

                  (c) The parties hereto agree that all representations, warranties, covenants, indemnifications, conditions and agreements contained herein or in any instrument or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall survive the Closing for a period of twelve (12) months from the Closing or earlier termination of this Agreement, provided, however Sections 7, 9.2, 9.3, 11(a), and this Section 11(c) hereof shall survive the Closing without regard to such twelve (12) month limitation. In the event that either party commences an action against the other, the damages payable shall not exceed Five Hundred Thousand ($500,000.00) Dollars.

                  (d) Neither this Agreement nor any memorandum thereof shall be recorded and any attempted recordation hereof shall be void and shall constitute a default hereunder.

                  (e) This Agreement, including the Exhibits and Schedules hereto, sets forth the entire agreement and understanding between the parties and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them as to the subject matter hereof, and no party shall be bound by any condition, definition, warranty or representation other than as expressly provided for in this Agreement or as may be on the date hereof or subsequent hereto, duly set forth in writing signed by each party which is to be bound thereby. Unless otherwise expressly defined, terms defined in the Agreement shall have the same meanings when used in any Exhibit or Schedule and terms defined in any Exhibit or Schedule shall have the same meanings when used in this Agreement or in any other Exhibit or Schedule. This Agreement (including the Exhibits and Schedules hereto) shall not be changed, modified or amended except by a writing signed by each party to be charged and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by each party to be charged.

                  (f) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Agreement may not be assigned by Seller except with the prior written consent of Buyer, which can be withheld in Buyer's sole discretion. This Agreement may not be assigned by Buyer except with the prior written consent of Seller, which can be withheld in Seller's sole discretion. Nothing herein contained shall confer or is intended to confer on any third party or entity which is not a party to this Agreement any rights under this Agreement.

                  (g) Whenever the context requires, the use in this Agreement of a pronoun of any gender shall be deemed to refer also to any other gender, and the use of the singular shall be deemed to refer also to the plural.

                  (h) The headings in the sections, paragraphs, and Exhibits and Schedules of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof. The words "herein," "hereof," "hereto" and "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (i) If any provision of this Agreement is held to be invalid or unenforceable as against any person or under certain circumstances, the remainder of this Agreement and the applicability of such provision to other persons or circumstances shall not be affected thereby. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  (j) This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute but one and the same instrument. This Agreement may be executed by facsimile which shall be deemed an original for all purposes. In the event this Agreement is executed by the exchange of facsimile copies, the parties agree to exchange ink-signed counterparts promptly after the execution and delivery of this Agreement.

                  (k) No failure or delay of any party in the exercise of any right given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right, or satisfaction of such condition, has expired) shall constitute a waiver of any other or further right nor shall any single or partial exercise of any right preclude other or further exercise thereof or any other right. The waiver of any breach hereunder shall not be deemed to be a waiver of any other or any subsequent breach hereof.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                         SELLER:

                                         SILVER CIRCLE MANAGEMENT CORP.

                                         By: /s/ Leo S. Ullman
                                             -----------------------------------
                                             Name:  Leo S. Ullman
                                             Title: President

                                         /s/ Leo S. Ullman
                                         ---------------------------------------
                                         LEO S. ULLMAN


                                         BUYER:

                                         PHILADELPHIA ARC-CEDAR, LLC

                                         By: /s/ Robert J. Ambrosi
                                             -----------------------------------
                                             Name:  Robert J. Ambrosi
                                             Title: President



THE TERMS OF THE FOREGOING AGREEMENT ARE HEREBY ACKNOWLEDGED AND CONSENTED TO:

API RED LION SHOPPING CENTER ASSOCIATES

By: Silver Circle Management Corp.

By: /s/ Brenda J. Walker
    ------------------------------
    Brenda J. Walker
    Vice President

                                    EXHIBIT A
                                    ---------
                                     (Land)

                                    EXHIBIT B
                                    ---------
                        (Additional Exceptions to Title)

                                    EXHIBIT C
                                    ---------
              (Assignment and Assumption of Partnership Interests)

                                    EXHIBIT C
                                    ---------
              (Assignment and Assumption of Partnership Interests)

                ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP INTEREST


         THIS ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP INTEREST is made as of the _____ day of _____, 2002, by and between SILVER CIRCLE MANAGEMENT CORP. ("Assignor"), a Delaware corporation having an office c/o Brentway Management, 44 South Bayles Avenue, Port Washington, New York 11050 and CEDAR-RL, LLC ("Assignee"), a Delaware limited liability company having an office c/o Brentway Management, 44 South Bayles Avenue, Port Washington, New York 11050.

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, Assignor is the general partner of API Red Lion Shopping Center Associates (the "Partnership"), a New York limited partnership, pursuant to the terms of that certain Agreement of Limited Partnership of the Partnership, dated as of October 1, 1987, as amended by (i) that certain Amendment to Agreement of Limited Partnership of the Partnership, dated as of November 26, 1997, and (ii) that certain Second Amendment to Agreement of Limited Partnership, dated as of February 7, 2000 (collectively, the "Partnership Agreement").

         WHEREAS, Assignor desires to assign and transfer to Assignee, and Assignee desires to receive from Assignor, a 20% partnership interest in the Partnership (the "Assigned Interest").

         WHEREAS, Simultaneously herewith, the Partnership Agreement is being amended by that certain Amended and Restated Agreement of Limited Partnership of API Red Lion Shopping Center Associates (the "Restated Agreement"), which Restated Agreement, among other things, contemplates the assignment and transfer of the Assigned Interest.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

                  1. All capitalized terms used herein, but not otherwise defined herein, shall have the meanings set forth with respect thereto in the Restated Agreement.

                  2. As of the date hereof Assignor hereby assigns, transfers, and sets over to Assignee all of Assignor's right, title and interest in and to the Assigned Interest, including, without limitation (i) all right, title and interest of Assignor from time to time in and to the Partnership, (ii) all right, title and interest of Assignor pursuant to the Restated Agreement from time to time in and to all real and personal property and every other right, however characterized, now or hereafter held by the Partnership and (iii) all of Assignor's respective claims, rights, powers, privileges, security interests, liens and remedies under the Restated Agreement free of all liens, claims and encumbrances.

                  3. The parties hereto agree that the consideration paid by Assignee to Assignor for the Assigned Interest shall be in the amount set forth in that certain Agreement for Purchase and Sale of Partnership Interests, of even date herewith, between Assignor, as seller, and Assignee, as purchaser.

                  TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the date hereof.

                  4. Assignee does hereby assume and agree to perform from and after the date hereof all of the terms, covenants and conditions on the part of Assignee to be performed pursuant to the Restated Agreement.

                  5. The provisions of this Assignment shall be binding upon Assignor, its successors and assigns, and all persons claiming by, under or through Assignor or any such successor or assign, and shall inure to the benefit of and be enforceable by Assignee and its successors and assigns.

                  6. This Assignment shall be construed in accordance with and governed by the internal laws of the State of New York, without regard to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    ASSIGNOR:

                                    SILVER CIRCLE MANAGEMENT CORP.

                                    By:     ____________________
                                    Name:
                                    Title:

                                    ASSIGNEE:

                                    CEDAR-RL, LLC

                                    By: Cedar Income Fund Partnership, L.P.

                                    By:  Cedar Income Fund, Ltd.

                                    By:     ____________________
                                    Name:
                                    Title:

                                    EXHIBIT D
                                    ---------
                           (Guaranty by Silver Circle)

                                    EXHIBIT E
                                    ---------
                            (Pledge by Silver Circle)

                                    EXHIBIT F
                                    ---------
                                 (Master Lease)

                                    EXHIBIT G
                                    ---------
                                 (Tenant Leases)

                                    EXHIBIT H
                                    ---------
                                   (Rent Roll)

                                    EXHIBIT I
                                    ---------
                             (Operating Agreements)

                                    EXHIBIT J
                                    ---------
                         (Unpaid Brokerage Commissions)

                                    EXHIBIT K
                                    ---------
                                (Pending Claims)

                                    EXHIBIT L
                                    ---------
                        (Restated Partnership Agreement)